                                                                     Exhibit 8.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                              September 17, 1998



Fleet Bank (RI), National Association
50 Kennedy Plaza
Providence, Rhode Island  02903


                 Re: FLEET CREDIT CARD MASTER TRUST II
                     FLEET BANK (RI), NATIONAL ASSOCIATION (SELLER AND SERVICER) REGISTRATION STATEMENT ON FORM S-3 NOS. 333-52583 AND 333-52583-01
Ladies and Gentlemen:

                  We have acted as counsel for Fleet Bank (RI), National Association, a national banking association (the "Bank"), in connection with the preparation of the Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") first filed on May 13, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (collectively, the "Certificates") to be issued from time to time in series (each, a "Series") and representing an undivided interest in Fleet Credit Card Master Trust II (the "Trust"). Such Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), between the Bank, as Seller and Servicer by assignment from the previous seller and servicer, and Bankers Trust Company, as Trustee.

                  We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Summary of Terms --Tax Status" and "Federal Income Tax Consequences," and the statements set forth in the representative form of prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

                  We note that the form of Prospectus Supplement does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction. In the event that our opinions referred to in the preceding paragraph were to require modification in the context of an actual transaction, we hereby undertake, if we are special tax counsel to the Bank with respect to such transaction, to include any such modifications in a tax opinion (including a consent to filing) filed with the Securities and Exchange Commission pursuant to a post-effective amendment or Form 8-K prior to the time of sales.

Fleet Bank (RI), National Association
September 17, 1998
Page 2


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,

                                      /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                      ORRICK, HERRINGTON & SUTCLIFFE LLP